Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for February 2008

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS February 20, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of February 2008. Unitholders of record on February 29, 2008 will receive distributions amounting to $997,059 or $0.535020793 per unit payable on April 30, 2008. The Trust received $521,950 and $65,993 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $407,046.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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